UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8 K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported) September 1, 2006

                             GETTING READY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                      333-132578               30-0132755
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(State or other jurisdiction      (Commission File            (IRS Employer
    of incorporation)                   Number)           Identification Number)


8990 Wembley Court, Sarasota, Florida 34238
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 (Address of principal executive offices)

Registrant's telephone number, including area code    (941) 966-6955

ITEM 8.01.  OTHER EVENTS.

NO LONGER ABLE TO OPERATE OR ATTEMPT TO EFFECT OUR BUSINESS PLAN

For the period from inception November 26, 2002 through August 31, 2006 no revenue was generated. We have attempted to raise financing under the Dutchess Private Equity Fund equity line of credit. To date we have been unsuccessful in meaningful fundraising attempts.

Our Chief Executive Officer, Mr. Sheldon R. Rose, has attempted to obtain alternate financing through the investment banking community and personal relationships. He has been unsuccessful in these efforts.

To date, we have been able to continue operating primarily due to loans provided by our Chief Executive Officer, Mr. Rose. Funding our operations has become a financial hardship on Mr. Rose and his family and, as discussed in our previously filed Form 10-QSB, they cannot continue to provide our funding any longer.

Due to the fact that our efforts at raising funds have failed, we are no longer able to operate or attempt to effect our business plan.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         GETTING READY CORPORATION

Date   September 1, 2006


                                             By: /s/ Sheldon R. Rose
                                                 -------------------
                                                 Sheldon R. Rose
                                                 Principal Executive Officer,
                                                 President and Director